UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2007

ACCELLENT INC.
(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 9, 2007, Accellent Inc. (the “Company”) announced that effective October 29, 2007, Robert E. Kirby is appointed President and Chief Executive Officer of the Company.  Kenneth W. Freeman will continue as Executive Chairman.

Mr. Kirby, 51, has thirty years of operating experience, most recently at Handleman Company, where he was President and Chief Operating Officer.  Prior to Handleman, Mr. Kirby served in a number of leadership roles with Johnson & Johnson including President, Personal Products Company; Vice President, Global Supply Chain and Vice President, North American Operations -  Consumer and Personal Care Group; and Vice President, Research and Development - Consumer Products Group.

Mr. Kirby began his career at Procter & Gamble as a scientist and has also held leadership positions in research and development, engineering and manufacturing at Kimberly-Clark Corporation and James River/Fort James Corporation.

Mr. Kirby received a bachelor’s degree in chemical engineering from the University of New Hampshire in 1978.  He will relocate to the Wilmington, Massachusetts area.

Mr. Kirby has executed an employment contract with the Company.  Under the agreement, Mr. Kirby is entitled to an annual salary of $550,000, subject to subsequent annual adjustment.  In addition, the Company will grant Mr. Kirby options to purchase 2,5000,000 shares of Accellent Holdings Corp. common stock.  The options vest over a five-year term, and 1,250,000 of the options granted vest only if the Company achieves certain financial performance targets.  The Company will also grant Mr. Kirby 87,500 shares of restricted Common Stock of the Company.  Mr. Kirby may also be eligible for an annual target bonus of 90% of his annual base salary (the “Annual Target Bonus”), prorated from the date of hire and based upon Mr. Kirby reaching individual and Company related performance milestones.  Mr. Kirby may also be eligible for bonuses in excess of the Annual Target Bonus for substantially exceeding the milestones set forth, as well as for other extraordinary performance.  Mr. Kirby is eligible to participate in all employee benefit programs.  The employment agreement also provides for reimbursement of reasonable and necessary relocation expenses.

A copy of the Company’s press release announcing Mr. Kirby’s appointment is attached to this current report as Exhibit 99.1 and is incorporated by reference herein.

A copy of the employment agreement between Mr. Kirby and the Company is attached to this current report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description
99.1	Press release, dated October 9, 2007, announcing Mr. Kirby’s appointment as President and Chief Executive Officer

99.2	Employment Agreement between Robert E. Kirby and Accellent Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2007	ACCELLENT INC.

	By:	/s/ Jeremy A. Friedman
Name: Jeremy A Friedman Title: Chief Financial Officer, Executive Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.                                Description
99.1	Press release, dated October 9, 2007, announcing Mr. Kirby’s appointment as President and Chief Executive Officer

99.2	Employment Agreement between Robert E. Kirby and Accellent Inc.